EXHIBIT 99.1

Contact:
Ed Dickinson
Chief Financial Officer, 636.916.2150
FOR IMMEDIATE RELEASE
LMI AEROSPACE ANNOUNCES RESULTS FOR
THE FIRST QUARTER OF 2009
Guidance for 2009 Unchanged
     ST. LOUIS, May 8, 2009 — LMI Aerospace, Inc. (NASDAQ: LMIA), a leading provider of design engineering services, structural components, assemblies and kits to the aerospace, defense and technology industries, today announced financial results for the first quarter of 2009.
     Net sales in the quarter ended March 31, 2009, were $64.0 million compared to $60.4 million in the quarter ended March 31, 2008, an increase of 6.0 percent. Net income for the first quarter of 2009 was $3.4 million or $0.30 per diluted share versus $4.5 million, or $0.40, per diluted share in the first quarter of 2008. The results for the first quarter of 2009 include the operations of Intec, which was acquired in January 2009. Earnings for the first quarter of 2009 were reduced by several unusual items, including $0.3 million for expenses related to the acquisition of Intec, $0.2 million from the closing and disposition of our TCA subsidiary, $0.4 million for severance and restructuring charges related to work force reductions, and $0.4 million from revaluation of a customer claim. The net after tax effect of these items on diluted earnings per share was $0.07.
     “In the March 2009 quarter, the effects of the Boeing labor strike abated by the end of January, inventory deferrals moderated, and engineering received from our customers mid-quarter allowed us to invoice for tooling related to new development programs,” said Ronald S. Saks, President and Chief Executive Officer of LMI Aerospace, Inc. “The benefits of these positive changes were offset in part by reduced
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LMI Aerospace Announces
2009 First Quarter Results

demand for large cabin Gulfstream aircraft because of production rate cuts announced in March 2009 and by inventory reductions associated with these actions. We also continued to receive orders for components and subassemblies for the Boeing 747-8 freighter model in the quarter and are beginning to receive orders on the passenger model in the second quarter of 2009. Anticipated increases in demand for Blackhawk product and temporary assistance to a supplier impacted by a factory fire are also adding to demand. The market environment is still challenging and we are working to cover anticipated future production rate cuts in 2010 with new program awards,” Saks added.
     Net sales for the Aerostructures segment for the first quarter of 2009 and 2008 were as follows:

		%of		% of
Category	Q1 2009	Total	Q1 2008	Total
	($ in millions)
Corporate and regional aircraft	$15.8	36.5%	$13.4	36.1%
Large commercial aircraft	14.7	33.9%	10.7	28.8%
Military	11.1	25.6%	9.9	26.7%
Technology	0.2	0.5%	2.2	6.0%
Other	1.5	3.5%	0.9	2.4%

Total	$43.3	100.0%	$37.1	100.0%

     Corporate and regional aircraft sales were positively impacted by $4.7 million in tooling sales, which are not expected to be sustained at that rate through the remainder of the year. Large commercial aircraft benefited from higher sales of the Boeing 747 and 767 aircraft, which were partially offset by lower sales for the Boeing 737. Increased sales for the Sikorsky Blackhawk and Boeing Apache contributed to higher military products sales. The decline in technology sales was due to the lower demand for semiconductor equipment components.
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LMI Aerospace Announces
2009 First Quarter Results

     Net sales for the Engineering Services segment for the first quarter of 2009 and 2008 were as follows:

		% of		% of
Category	Q1 2009	Total	Q1 2008	Total
	($ in millions)
Corporate and regional aircraft	$4.9	23.6%	$7.2	30.9%
Large commercial aircraft	9.6	46.1%	11.1	47.7%
Military	5.8	27.9%	3.5	15.0%
Tooling	0.5	2.4%	1.5	6.4%

Total	$20.8	100.0%	$23.3	100.0%

     The decrease in sales was attributable mainly to having three fewer work days in the first quarter of 2009 versus the year-ago quarter and lower customer overtime requirements. The increase in military revenues, which are derived from support provided on the CH-53 helicopter, F-35, and multiple Navy programs, is consistent with management’s strategy to grow and diversify the segment.
     Gross profit for the first quarter of 2009 was $14.6 million or 22.8 percent of sales compared to $15.6 million or 25.9 percent of sales in the first quarter of 2008. In the first quarter of 2009, gross profit for the Aerostructures segment was $11.0 million or 25.4 percent of sales versus $10.8 million or 29.1 percent of sales in the year-ago quarter. Lower gross margins on the 767 wing modification kits and tooling sales affected this measure, as did the unusual items described above. Gross profit for the Engineering Services segment for the first quarter of 2009 was $3.5 million or 16.8 percent of sales versus $4.8 million or 20.6 percent of sales in the first quarter of 2008. The lower margin was due mainly to lower sales, and overtime requirements, as well as an increase in non-billable hours and billable hours.
     Selling, general and administrative expenses were $8.8 million in the first quarter of 2009, or 13.8 percent of sales, compared to $8.1 million or 13.4 percent of sales in the year-ago quarter. The first quarter of 2009 contained about $0.9 million in unusual costs, including expenses related to severance and restructuring, expenses related to the Intec acquisition and the discontinuation of the TCA business.
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LMI Aerospace Announces
2009 First Quarter Results

     Net interest expense in the first quarter of 2009 was $0.4 million compared to $0.5 million in the first quarter of 2008, reflecting lower interest rates. Income taxes in the first quarter of 2009 were $1.9 million, compared to $2.5 million in the year-ago quarter. The company noted that it has increased its borrowing under its revolving line of credit, due mainly to the acquisition of Intec. The effective tax rate in the first quarter of 2009 was 36.5 percent compared to 36.3 percent in the first quarter of 2008. The backlog at March 31, 2009, was $236 million versus $157 million at March 31, 2008. Backlog at March 31, 2009, for the next twelve months was $179 million.
     “On March 11, 2009, LMI announced revisions in guidance for both its Aerostructures and Engineering Services segments as a result of production rate cuts by Gulfstream and some weakness at our Engineering Services segment attributable to the ending of some major customer development programs,” Saks said. “The guidance announced in that press release remains unchanged. New developments include three major design and build opportunities being bid to three different customers, negotiations to extend a major long-term contract for an additional five years, and numerous new programs under consideration at our key customers. Despite the day-to-day disappointments that occur in economic declines being experienced throughout the industry, we remain optimistic that we will be able to add meaningful work statement in coming months,” Saks said. “We have received approval to transfer certain work to our Mexicali plant and have been awarded a contract with an annual value of $0.5 million for that plant. Our continued emphasis on inventory reduction, cost reduction and limited capital expenditures are expected to result in free cash flow for 2009 of about $20 million, placing us in a good position to supplement our organic businesses and to make strategic acquisitions. As the global economic outlook begins to improve, we believe we will benefit from the positive position we will occupy,” Saks concluded.
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LMI Aerospace Announces
2009 First Quarter Results

     LMI Aerospace, Inc. is a leading provider of design engineering services, structural components, assemblies and kits to the aerospace, defense and technology industries. Through its Aerostructures segment, the company primarily fabricates machines, finishes and integrates formed, close-tolerance aluminum and specialty alloy components and sheet-metal products, for large commercial, corporate and military aircraft. It manufactures more than 30,000 products for integration into a variety of aircraft platforms manufactured by leading original equipment manufacturers and Tier 1 aerospace suppliers. Through its Engineering Services segment, operated by its D3 Technologies, Inc subsidiary, the company provides a complete range of design, engineering and program management services, supporting aircraft lifecycles from conceptual design, analysis and certification through production support, fleet support and service-life extensions.
     This news release includes forward-looking statements related to LMI Aerospace, Inc.’s, outlook for 2009, which are based on current management expectations. Such forward-looking statements are subject to various risks and uncertainties, many of which are beyond the control of LMI Aerospace, Inc. Actual results could differ materially from the forward-looking statements as a result of, among other things, the factors detailed from time to time in LMI Aerospace, Inc.’s filings with the Securities and Exchange Commission. Please refer to the Risk Factors contained in the company’s Annual Report on Form 10-K for the year ended December 31, 2008, and any risk factors set forth in our other subsequent filings with the Securities and Exchange Commission.
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LMI Aerospace, Inc.
Condensed Consolidated Balance Sheets
(Amounts in thousands, except share and per share data)

	(Unaudited)
	March 31, 2009	December 31, 2008
Assets
Current assets:
Cash and cash equivalents	$228	$29
Trade accounts receivable, net of allowance of $338 at March 31, 2009 and $304 at December 31, 2008	39,882	26,887
Inventories, net	61,845	62,393
Prepaid expenses and other current assets	2,813	2,137
Income taxes receivable	304	364

Total current assets	105,072	91,810

Property, plant and equipment, net	20,306	20,103
Goodwill	53,559	46,258
Intangible assets, net	23,066	17,861
Deferred income taxes	5,118	5,148
Other assets	1,149	1,167

Total assets	$208,270	$182,347

Liabilities and shareholders’ equity
Current liabilities:
Accounts payable	$10,993	$12,363
Accrued expenses	10,813	9,936
Short-term deferred gain on sale of real estate	233	233
Current installments of long-term debt and capital lease obligations	467	498

Total current liabilities	22,506	23,030

Long-term deferred gain on sale of real estate	3,471	3,540
Long-term debt and capital lease obligations, less current installments	44,777	25,536
Deferred income taxes	9,571	7,441
Other long-term liabilities	1,235	—

Total long-term liabilities	59,054	36,517

Shareholders’ equity:
Common stock, $.02 par value per share; authorized 28,000,000 shares; issued 11,980,617 shares and 11,926,309 shares at March 31, 2009 and December 31, 2008, respectively	240	239
Preferred stock, $.02 par value per share; authorized 2,000,000 shares; none issued in both periods	—	—
Additional paid-in capital	70,408	69,855
Treasury stock, at cost, 363,188 shares at March 31, 2009 and 364,088 shares at December 31, 2008	(1,723)	(1,727)
Retained earnings	57,785	54,433

Total shareholders’ equity	126,710	122,800

Total liabilities and shareholders’ equity	$208,270	$182,347

See accompanying notes to condensed consolidated financial statements.

LMI Aerospace, Inc.
Condensed Consolidated Statements of Operations
(Amounts in thousands, except share and per share data)
(Unaudited)

	Three Months Ended
	March 31,
	2009	2008
Sales and service revenue
Product sales	$42,734	$36,726
Service revenues	21,268	23,691

Net sales	64,002	60,417

Cost of sales and service revenue
Cost of product sales	31,566	25,888
Cost of service revenues	17,850	18,906

Cost of sales	49,416	44,794

Gross profit	14,586	15,623

Selling, general and administrative expenses	8,473	8,056
Severance and restructuring	362	—

Income from operations	5,751	7,567

Other income (expense):
Interest income (expense), net	(422)	(543)
Other, net	(41)	(3)

Total other income (expense)	(463)	(546)

Income before income taxes	5,288	7,021
Provision for income taxes	1,934	2,545

Net income	$3,354	$4,476

Amounts per common share:
Net income per common share	$0.30	$0.40

Net income per common share assuming dilution	$0.30	$0.40

Weighted average common shares outstanding	11,277,789	11,172,857

Weighted average dilutive common shares outstanding	11,306,410	11,292,151

See accompanying notes to condensed consolidated financial statements.

LMI Aerospace, Inc.
Consolidated Statemetns of Cash Flows
(Amounts in thousands)
(Unaudited)

	Three Months Ended March 31,
	2009	2008
Operating activities:
Net income	$3,354	$4,476
Adjustments to reconcile net income to net cash used by operating activities:
Depreciation and amortization	1,955	1,603
Charges for bad debt expense	15	61
Charges for inventory obsolescence and valuation	314	339
Restricted stock compensation	526	516
Loss on sale of equipment	13	—
Deferred tax provision	30	—
Changes in operating assets and liabilities, net of acquired businesses:
Trade accounts receivable	(12,447)	(5,124)
Inventories	521	(5,862)
Prepaid expenses and other assets	(668)	(208)
Current income taxes	1,983	2,865
Accounts payable	(1,553)	(814)
Accrued expenses	(2,076)	(1,818)

Net cash used by operating activities	(8,033)	(3,966)

Investing activities:
Additions to property, plant and equipment	(875)	(1,535)
Proceeds from sale of equipment	8	—
Acquisitions, net of cash acquired	(10,047)	—
Other, net	(116)	56

Net cash used by investing activities	(11,030)	(1,479)

Financing activities:
Proceeds from issuance of debt	—	73
Principal payments on long-term debt and notes payable	(130)	(228)
Net advances on revolving line of credit	19,340	5,582
Proceeds from exercise of stock options	52	24

Net cash provided by financing activities	19,262	5,451

Net increase in cash and cash equivalents	199	6
Cash and cash equivalents, beginning of year	29	82

Cash and cash equivalents, end of quarter	$228	$88

Supplemental disclosures of cash flow information:
Interest paid	$462	$223
Income taxes refunded, net	$(60)	$(320)
See accompanying notes to condensed consolidated financial statements.

Exhibit 1
LMI Aerospace, Inc.
Reconciliation of GAAP and Non-GAAP Financial Information (Unaudited)
(Amounts in thousands, except share and per share data)
The Company reports its financial results in accordance with U.S. GAAP. However, management believes that certain non-GAAP measures may provide investors with additional information regarding the Company’s results, trends and ongoing performance on a comparable basis. Specifically, investors should consider the “Adjusted EBITDA” and “Free Cash Flow” reconciliation set forth below. Both “Adjusted EBITDA” and the “Free Cash Flow” are each considered a “non-GAAP financial measure” under the rules and regulations of the Securities and Exchange Commission. Neither represents net income or cash flow from operations as those terms are defined by GAAP and neither is necessarily comparable to other similarly titled captions of other companies because of potential inconsistencies in the method of calculations. When analyzing Company’s operating performance, readers should use both non-GAAP measures presented below in addition to, and not as an alternative for, net income and cash flow from operations determined in accordance with GAAP.

	Three Months Ended
	March 31,
	2009	2008
Non-GAAP Financial Information
Adjusted Earnings Before Interest, Depreciation, and Amortization (EBITDA) (1):

Net Income	$3,354	$4,476

Income tax expense	1,934	2,545
Interest expense	422	543
Other expenses	41	3
Depreciation and amortization	1,955	1,603
Stock based compensation	526	516
Severance and restructuring costs	362	—
Acquisition costs — SFAS 141(R)	239	—
TCA wind-up costs	249	—

Adjusted EBITDA	$9,082	$9,686

Free Cash Flow (2):

Net cash used by operating activities	$(8,033)	$(3,966)
Plus:
Capital Expenditures	875	1,535

Free Cash Flow	$(7,158)	$(2,431)

1.	We believe Adjusted EBITDA is a measure important to many investors as an indication of operating performance by the business. We feel this measure provides additional transparency to investors that augments, but does not replace the GAAP reporting of net income and provides a good comparative measure. Adjusted EBITDA is not a measure of performance defined by GAAP and should not be used in isolation or as a substitute for the related GAAP measure of net income.

2.	We believe Free Cash Flow is a measure of the operating cash flow of the Company that is useful to investors. Free Cash Flow is a measure of the cash generated by the Company for such purposes as repaying debt or funding acquisitions. Free Cash Flow is not a measure of performance defined by GAAP and should not be used in isolation or as a substitute for the related GAAP measure of cash generated (used) by operating activities.